Exhibit 10.6(b)

AMENDMENT NO.1 TO ATLAS PIPELINE HOLDINGS, L.P.

LONG-TERM INCENTIVE PLAN

Amended and Restated as of January 14, 2009

THIS AMENDMENT NO.1 (this “Amendment”) TO THE ATLAS PIPELINE HOLDINGS, L.P. LONG-TERM INCENTIVE PLAN (the “Plan”) is made and entered into this 17th day of February, 2011 pursuant to resolutions of the Compensation Committee of the Board of Directors of Atlas Energy, Inc. (the “Compensation Committee”) on behalf of the managing board (the “Managing Board”) of Atlas Pipeline Holdings GP, LLC, the general partner of Atlas Pipeline Holdings, L.P. (the “Partnership”). Unless stated otherwise, all capitalized but undefined terms used in this Amendment have the meaning set forth in the Plan.

WHEREAS, Section 7(a) of the Plan provides that the Managing Board (or such committee of the Managing Board) or the board of an Affiliate of the Partnership appointed by the Managing Board to administer the Plan may amend the Plan at any time;

WHEREAS, the Managing Board has appointed the Compensation Committee to administer the Plan and amend the Plan from time to time;

WHEREAS, the Compensation Committee has the full power and authority under Section 3 of the Plan to interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan and to make any other determination and take any other action that it deems necessary or desirable for the administration of the Plan;

WHEREAS, in connection with the Merger (as defined in the Agreement and Plan of Merger, dated as of November 8, 2010, and amended as of December 7, 2010, by and among Chevron Corporation, a Delaware corporation, Arkhan Corporation, a Delaware corporation and an indirect wholly-owned subsidiary of Chevron Corporation, and Atlas Energy, Inc., a Delaware corporation), the Compensation Committee desires to amend the Plan to clarify that the Merger does not constitute a “Change in Control” within the meaning of the Plan.

NOW, THEREFORE, it is hereby agreed as follows:

1. The definition of “Change in Control” under the Plan is hereby amended by adding the following sentence at the end thereof as follows:

•

“Notwithstanding the foregoing and anything herein to the contrary, the Merger (as defined in the Agreement and Plan of Merger, dated as of November 8, 2010, by and among Chevron Corporation, a Delaware corporation, Arkhan Corporation, a Delaware corporation and an indirect wholly-owned subsidiary of

Chevron Corporation, and Atlas Energy, Inc., a Delaware corporation) shall not constitute a ‘Change in Control’ within the meaning of the Plan.”

2. This Amendment shall be effective immediately prior to and contingent upon the consummation of the Merger. In the event that the Merger is not consummated, this Amendment shall be void ab initio and have no effect.

3. Except as hereby modified, the Plan shall remain in full force and effect.

AMENDMENT NO.1 TO ATLAS PIPELINE HOLDINGS, L.P.

LONG-TERM INCENTIVE PLAN

IN WITNESS WHEREOF, the Compensation Committee has executed this Amendment No.1 as of the date first written above on behalf of the Managing Board.

By:	COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF ATLAS ENERGY, INC.

On Behalf of:	THE MANAGING BOARD OF ATLAS PIPELINE HOLDINGS GP, LLC

BY: /S/ DONALD W. DELSON
Name: Donald W. Delson Title: Chairman of the Compensation Committee

By: /s/ ELLEN F. WARREN
Name: Ellen F. Warren Title: Member of the Compensation Committee

By: /s/ CARLTON M. ARRENDELL
Name: Carlton M. Arrendel Title: Member of the Compensation Committee

By:
Name: Dennis A. Holtz Title: Member of the Compensation Committee

AMENDMENT NO.1 TO ATLAS PIPELINE HOLDINGS, L.P.

LONG-TERM INCENTIVE PLAN